Filed Pursuant to Rule 424(b)(3)

Registration No. 333-190897

Prospectus Supplement No. 2

(to Prospectus dated September 26, 2013)

6,336,664 Shares

LIPOCINE INC.

Common Stock

This prospectus supplement supplements the prospectus, dated September 26, 2013 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-190897). This prospectus supplement is being filed to update, amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on January 7, 2014 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the sale or other disposition from time to time of up to 6,336,664 shares of our common stock, which are held by the selling stockholders named in the Prospectus. The shares of common stock covered by the Prospectus and this prospectus supplement were previously issued by us in a private placement. We are not selling any common stock under the Prospectus and this prospectus supplement and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders.

This prospectus supplement should be read in conjunction with the Prospectus and the prospectus supplement dated November 12, 2013. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus and the prospectus supplement dated November 12, 2013. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is quoted on the OTCQB and the OTCBB under the symbol “LPCN”.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of the Prospectus, and under similar headings in any amendment or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 8, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 31, 2013

LIPOCINE INC.

 (Exact name of registrant as specified in its charter)

Commission File No. 333-178230

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into of Employment Agreements

Dr. Mahesh V. Patel: The Company has entered into an Employment Agreement with Dr. Mahesh V. Patel, who has served as the Company’s President and Chief Executive Officer since 1997. Under the terms of the Employment Agreement between the Company and Dr. Patel, dated January 7, 2014 (the “Dr. Patel Agreement”), Dr. Patel will receive an initial base salary of $370,800 per year. Dr. Patel will be eligible to participate in the Company’s cash bonus plan, described in more detail below. In the event Dr. Patel’s employment is terminated without Cause or for Good Reason, as such terms are defined in the Dr. Patel Agreement, Dr. Patel will be entitled to receive, among other severance benefits, up to 104 weeks of severance pay at his then-applicable base salary, full vesting of all outstanding equity awards and, in the case of outstanding options to purchase common stock, extension of the exercise period to at least three years after such termination.

Mr. Morgan Brown: The Company has entered into an Amended and Restated Employment Agreement with Morgan Brown, who was appointed Executive Vice President and Chief Financial Officer of Company in September 2013. Mr. Brown serves as the Company’s principal financial officer and principal accounting officer. Under the terms of the Amended and Restated Employment Agreement between the Company and Mr. Brown, dated January 7, 2014 (the “Mr. Brown Agreement”), Mr. Brown will receive an initial base salary of $257,500 per year. Mr. Brown will be eligible to participate in the Company’s cash bonus plan. In the event Mr. Brown’s employment is terminated without Cause or for Good Reason, as such terms are defined in the Mr. Brown Agreement, Mr. Brown will be entitled to receive among other severance benefits, 52 weeks of severance pay at his then-applicable base salary, full vesting of all outstanding equity awards and, in the case of outstanding options to purchase common stock, extension of the exercise period to at least three years after such termination.

Mr. Gerald Simmons: The Company has entered into an Employment Agreement with Mr. Gerald Simmons, who was appointed Corporate Business Development Officer of the Company in 2003. Under the terms of the Employment Agreement between the Company and Mr. Simmons, dated January 7, 2014 (the “Mr. Simmons Agreement”), Mr. Simmons will receive an initial base salary of $208,802 per year. Mr. Simmons will be eligible to participate in the Company’s cash bonus plan. In the event Mr. Simmons’ employment is terminated without Cause or for Good Reason, as such terms are defined in the Mr. Simmons Agreement, Mr. Simmons will be entitled to receive, among other severance benefits, 20 weeks of severance pay at his then-applicable base salary, and, in the case of outstanding options to purchase common stock, extension of the exercise period to at least three years after such termination. In addition, if such termination occurs immediately prior to or within 12 months after the closing of a Corporate Transaction (as such term is defined in the Mr. Simmons Agreement), he will be entitled to full vesting of all outstanding equity awards.

Dr. Srinivasan Venkateshwaran: The Company has entered into an Employment Agreement with Dr. Srinivasan Venkateshwaran, who has served as the Company’s Chief Technology Officer and Vice President of Research and Development since 2001. Under the terms of the Employment Agreement between the Company and Dr. Venkateshwaran, dated January 7, 2014 (the “Dr. Venkateshwaran Agreement”), Dr. Venkateshwaran will receive an initial base salary of $237,544 per year. Mr. Venkateshwaran will be eligible to participate in the Company’s cash bonus plan. In the event Dr. Venkateshwaran’s employment is terminated without Cause or for Good Reason, as such terms are defined in the Dr. Venkateshwaran Agreement, Dr. Venkateshwaran will be entitled to receive, among other severance benefits, 26 weeks of severance pay at his then-applicable base salary, and, in the case of outstanding options to purchase common stock, extension of the exercise period to at least three years after such termination. In addition, if such termination occurs immediately prior to or within 12 months after the closing of a Corporate Transaction (as such term is defined in the Dr. Venkateshwaran Agreement), he will be entitled to full vesting of all outstanding equity awards.

The foregoing is only a brief description of the above-specified compensatory arrangements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Dr. Patel Agreement, the Mr. Brown Agreement, the Mr. Simmons Agreement and the Dr. Venkateshwaran Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Approval of Cash Bonus Plan

On January 6, 2014, the Board of Directors of the Company adopted a cash bonus plan for its employees, including its named executive officers and its principal financial officer. Target bonuses for these executive officers of the Company will range from 15% to 40% of such executive’s 2014 salary. The amount of bonus, if any, for these executive officers will be based on both the executive officer achieving his or her individual performance goals and on the Company meeting the 2014 corporate objectives approved by the Board. The 2014 corporate objectives are primarily related to clinical trial milestones and financial objectives.

The target bonuses for the Company’s named executive officers and principal financial officer for 2014, as well as the percentage of each of their bonus that is contingent upon meeting the corporate objectives and the individual objectives, are as follows:

Named Executive Officer	Target Bonus (as a percentage of FY 2014 Base Salary)	Percentage of Bonus Based Upon Corporate Objectives	Percentage of Bonus Based upon Individual Objectives

Mahesh V. Patel, Ph.D.	40%	75%	25%

Morgan Brown	25%	70%	30%

Gerald Simmons	15%	50%	50%

Srinivasan Venkateshwaran, Ph.D.	20%	60%	40%

The executive officers’ actual bonuses may exceed 100% of target in the event performance exceeds the predetermined goals, up to a maximum of 130% of target. In order to receive any bonuses, 65% of the corporate target must be achieved.

Retirement of Dr. William I. Higuchi and Mr. Gordhan Patel

On December 31, 2013, Lipocine Inc. (the “Company”) received notice from Dr. William I. Higuchi that he intends to retire from his positions as member and Chairman of the Board of Directors of the Company, effective as of the Board of Directors’ appointment of an independent successor director. Mr. Higuchi will continue to provide advisory services to the Company as its Chief Scientific Advisor.

On December 31, 2013, the Company also received notice from Mr. Gordhan Patel that he intends to retire from his positions as Secretary and member of the Board of Directors of the Company, effective as of the Board of Directors’ appointment of an independent successor director.

Appointment of Dr. Stephen Anthony Hill, Dr. Richard Dana Ono and Mr. Jeffrey A. Fink as Directors

On January 6, 2014, the Board of Directors of the Company expanded the Board of Directors to five members and appointed Dr. Stephen Anthony Hill, Dr. Richard Dana Ono and Mr. Jeffrey A. Fink as directors, effective immediately. Dr. Hill, Dr. Ono and Mr. Fink will serve until the election of directors at the next annual meeting of the Company’s stockholders.

Dr. Hill will serve as the lead independent director, chairman of the Company’s Compensation Committee of the Board of Directors, and as a member of the Company’s Audit Committee. Dr. Ono will serve as a member of the Company’s Compensation Committee and Audit Committee. Mr. Fink will serve as chairman of the Company’s Audit Committee.

In connection with their appointment as members of the Board of Directors, each of these new directors will receive an initial stock option grant to purchase 10,000 shares of common stock of the Company. In addition, each of these non-employee directors will receive an annual retainer of $30,000 per year; members of the Audit Committee will receive $5,000 per year for such service and members of the Compensation Committee will receive $4,000 per year for such service. The Chair of the Audit Committee will receive $15,000 per year and the Chair of the Compensation Committee will receive $10,000 per year. The lead independent director will receive $20,000 per year.

On January 7, 2014, the Company issued a press release regarding the retirements and appointments described above. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.01          Regulation FD Disclosure

The Company is planning to attend the J.P. Morgan Annual Healthcare Conference to be held January 13-16, 2014. During the conference, the Company will be meeting with investors and presenting materials to the investors regarding the Company. The Company’s materials to be used in the presentations are attached hereto as Exhibit 99.2.

The information furnished pursuant to Items 7.01 and Exhibit 99.2 to Item 9.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description

10.1	Dr. Patel Employment Agreement, dated January 7, 2014

10.2	Mr. Brown Employment Agreement, dated January 7, 2014

10.3	Mr. Simmons Employment Agreement, dated January 7, 2014

10.4	Dr. Venkateshwaran Employment Agreement, dated January 7, 2014

99.1	Press Release Announcing Appointments of Dr. Hill, Dr. Ono and Mr. Fink.

99.2	Company Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	January 7, 2014	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer

Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

for

Mahesh V. Patel

This Executive Employment Agreement (the “Agreement”), made between Lipocine Inc. (the “Company”) and Mahesh V. Patel, Ph.D. (“Executive”) (collectively, the “Parties”), is effective as of January 7, 2014.

WHEREAS, the Company desires for Executive to provide services to the Company; and

WHEREAS, Executive is willing to perform services for the Company on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.           Employment by the Company.

1.1         Position. Executive shall serve as the Company’s President and Chief Executive Officer. During the term of Executive’s employment with the Company, Executive will devote substantially all of Executive’s business time and attention to the business of the Company, except for approved vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies.

1.2         Duties and Location. Executive shall perform such duties as are required by the Company’s Board of Directors, to whom Executive will report. Executive’s primary office location shall be the Company’s offices located in Salt Lake City, Utah. The Company reserves the right to reasonably require Executive to perform Executive’s duties at places other than Executive’s primary office location from time to time, and to require reasonable business travel.

1.3         Policies and Procedures. The employment relationship between the Parties shall be governed by the general employment policies and practices of the Company, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

2.           Compensation.

2.1         Salary. For services to be rendered hereunder, Executive shall initially receive a base salary at the rate of Three Hundred Seventy Thousand, Eight Hundred Dollars ($370,800) per year (the “Base Salary”), subject to standard payroll deductions and withholdings payable in accordance with the Company’s regular payroll schedule.

2.2         Bonus. Executive will be eligible for an annual discretionary bonus of up to Forty Percent (40%) of Executive’s Base Salary or such higher amount as may be determined by the Company’s Board of Directors (“Board”) (or compensation committee thereof) from time to time. Whether Executive receives an annual bonus, and the amount of any such annual bonus, will be determined by the Board in its sole discretion based upon the Company’s and Executive’s achievement of objectives and milestones to be determined on an annual basis by the Board. Bonuses are generally paid by March 15 following the applicable bonus year, and Executive must be an active employee on the date any Annual Bonus is paid in order to earn any such Annual Bonus. Executive will not be eligible for, and will not earn, any Annual Bonus (including a prorated bonus) if Executive’s employment terminates for any reason before the date Annual Bonuses are paid except as agreed to in Section 3.2.

2.3         Standard Company Benefits. Executive shall be entitled to participate in all employee benefit programs for which Executive is eligible under the terms and conditions of the benefit plans that may be in effect from time to time and provided by the Company to its employees. The Company reserves the right to cancel or change the benefit plans or programs it offers to its employees at any time.

2.4         Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses, including cellular phone, incurred by Executive in furtherance or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

2.5         Other. The Company has D&O insurance coverage and will specifically name Executive as a covered employee under that policy before the Executive will be required to sign any Securities and Exchange Commission filings. The Company will also enter into its standard Indemnification Agreement with Executive.

3.           Termination of Employment; Severance.

3.1         At-Will Employment. Executive’s employment relationship is at-will. Either Executive or the Company may terminate the employment relationship at any time, with or without Cause or advance notice. Upon termination for any reason, Executive shall receive (i) all unpaid salary and unpaid vacation accrued through the separation date; (ii) any payments/benefits to which the Executive is entitled under the express terms of any applicable Company employee benefit plan; and (iii) any unreimbursed valid business expenses for which the Executive has submitted properly documented reimbursement requests. Executive’s right to payment under any then outstanding equity awards shall be governed by their applicable terms.

3.2         Termination Without Cause; Resignation for Good Reason.

(i)           The Company may terminate Executive’s employment with the Company at any time without Cause (as defined below). Further, Executive may resign at any time for Good Reason (as defined below).

2

(ii)          In the event Executive’s employment with the Company is terminated by the Company without Cause, or Executive resigns for Good Reason, then provided such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), and provided that Executive remains in compliance with the terms of this Agreement and satisfies the requirements set forth in Section 4, then Executive shall receive the following severance benefits:

(a)          All unpaid salary and unpaid vacation accrued through the separation date.

(b)          Bonus and other compensation payable hereunder and earned through the effective date of termination or resignation, if any.

(c)          Any payments/benefits to which the Executive is entitled under the express terms of any applicable Company employee benefit plan.

(d)          Any unreimbursed valid business expenses for which the Executive has submitted properly documented reimbursement requests.

(e)          Severance (the “Severance”) in an amount equal to the sum of the following:

(1)         Seventy-eight weeks of Base Salary as in effect immediately prior to the separation date; and

(2)         An amount equal to the product of (A) seventy-eight, multiplied by (B) Executive’s Base Salary as in effect immediately prior to the separation date divided by fifty-two, multiplied by (C) Executive’s annual bonus percentage target as in effect immediately prior to the separation date.

The Severance shall be subject to standard payroll deductions and withholdings, and payable in a lump-sum on the 60th day following Executive’s Separation from Service.

(f)          If Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Employee’s and his covered dependents’ health insurance coverage in effect for himself on the termination date for seventy-eight weeks, with such payments to cease in the event Executive becomes eligible for health insurance coverage in connection with new employment or Executive ceases to be eligible for COBRA continuation coverage for any reason. Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Executive’s behalf would result in a violation of applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Executive on the last day of each remaining month of the payment period, a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding, to be made without regard to Executive’s payment of COBRA premiums.

3

(g)         The vesting of all of Executive’s equity interests in the Company shall be accelerated such that all equity interests shall be deemed vested and exercisable as of Executive’s last day of employment.

(h)         The exercise period for all of Executive’s equity interests in the Company shall, to the extent permitted under the Amended and Restated 2011 Equity Incentive Plan or other applicable plan document, be extended so that such period terminates upon the later of either (1) three years following the Executive’s last day of employment, or (2) the exercise period set forth under the Amended and Restated 2011 Equity Incentive Plan, other applicable plan document or applicable option agreement or restricted stock agreement. This paragraph (h) shall operate as an amendment of any applicable option or option agreement.

(iii)         If Executive’s termination without Cause or resignation for Good Reason, as of, immediately prior to or any time within twelve months following the closing of a Corporate Transaction (and provided such termination or resignation constitutes a Separation from Service), then in addition to the benefits set forth in Section 3.2(ii)(a)(b)(c)(d)(g)(h), and in lieu of the benefits set forth in Section 3.2(ii)(e) and (f), Executive shall receive the following severance benefits:

(a)          Severance in an amount equal to the sum of the following (shall be subject to standard payroll deductions and withholdings, and payable in a lump-sum on the 60th day following Executive’s Separation from Service):

(1)         One hundred and four weeks of Base Salary as in effect immediately prior to the separation date; and

(2)         The product of (A) one hundred and four, multiplied (B) by Executive’s Base Salary as in effect immediately prior to the separation date divided by fifty-two, multiplied by (C) Executive’s annual bonus percentage target as in effect immediately prior to the separation date.

(b)         If Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Employee’s and his covered dependents’ health insurance coverage in effect for himself on the termination date for twenty-four months, subject to the terms and conditions set forth in Section 3.2(ii)(b).

3.3         Termination for Cause; Resignation Without Good Reason; Death or Disability.

(i)           The Company may terminate Executive’s employment with the Company at any time for Cause. Further, Executive may resign at any time without Good Reason. Executive’s employment with the Company may also be terminated due to Executive’s death or disability.

4

(ii)          If Executive resigns without Good Reason, or the Company terminates Executive’s employment for Cause, or upon Executive’s death or disability, then (a) Executive will no longer vest in any equity interests that are subject to vesting, (b) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (c) Executive will not be entitled to any severance benefits, including the Severance.

4.           Conditions to Receipt of the Severance Benefits. Executive’s receipt of the severance benefits set forth in Sections 3.2(ii) and (iii) will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company (the “Separation Agreement”). No severance benefits will be paid or provided until the Separation Agreement becomes effective.

5.           Section 409A. It is intended that all of the severance benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent no so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to Executive prior to the earliest of (i) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company, (ii) the date of Executive’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Paragraph shall be paid in a lump sum to Executive, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.

6.           Definitions.

(i)           Cause. For purposes of this Agreement, “Cause” for termination will have the meaning set forth in the Lipocine Inc. Amended and Restated 2011 Equity Incentive Plan.

5

(ii)          Good Reason. For purposes of this Agreement, Executive shall have “Good Reason” for resignation of employment with the Company if any of the following actions are taken by the Company without Executive’s prior written consent: (a) a material reduction in Executive’s Base Salary, unless the reduction is proportional to an across-the-board decrease affecting all senior executives; (b) a material reduction in Executive’s duties, including responsibilities and/or authorities (it shall be deemed to be a material diminution of Executive’s duties, responsibilities and authorities if the Executive is no longer the sole President and Chief Executive Officer of the Company (or if the Company has a parent entity, then the Executive must be its sole President and Chief Executive Officer)); or (c) relocation of Executive’s principal place of employment to a place that increases Executive’s one-way commute by more than twenty-five (25) miles as compared to Executive’s then-current principal place of employment immediately prior to such relocation. In order to resign for Good Reason, Executive must provide written notice to the Company’s Board within 30 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for Executive’s resignation, allow the Company at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, Executive must resign from all positions Executive then holds with the Company not later than 90 days after the expiration of the cure period.

(iii)         Corporate Transaction. For purposes of this Agreement, “Corporate Transaction” will have the meaning set forth in the Lipocine Inc. Amended and Restated 2011 Equity Incentive Plan.

7.           Proprietary Information Obligations. Executive shall be required to executed and abide by the Company’s standard form of Employee Proprietary Information and Inventions Agreement.

8.           Outside Activities During Employment.

8.1         Non-Company Business. Except with the prior written consent of the Board, Executive will not during the term of Executive’s employment with the Company undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.

8.2         No Adverse Interests. Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

6

9.           Code Section 280G. If any payment or benefit Executive would receive from the Company or otherwise in connection with a Corporate Transaction or other similar transaction ( “Payment” ) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax” ), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount ((x) or (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a Reduced Amount will give rise to the greater after tax benefit, the reduction in the Payments will occur in the following order: (a) reduction of cash payments; (b) cancellation of accelerated vesting of equity awards in such a manner as to produce the least amount of reduction necessary; and (c) reduction of other benefits paid to Executive. Within any such category of payments and benefits (that is, (a), (b), or (c)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from Executive’s equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant, except to the extent a different chronology is necessary to produce the least amount of reduction. The registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the event described in Section 280G(b)(2)(A)(i) of the Code will perform the foregoing calculations. If the registered public accounting firm so engaged by the Company is serving as accountant or auditor for the acquirer or is otherwise unable or unwilling to perform the calculations, the Company will appoint a nationally recognized firm that has expertise in these calculations to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder. Any good faith determinations of the independent registered public accounting firm made hereunder will be final, binding and conclusive upon the Company and Executive.

10.         General Provisions.

10.1      Notices. Any notices provided must be in writing and will be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the next day after sending by overnight carrier, to the Company at its primary office location and to Executive at the address as listed on the Company payroll.

10.2      Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the extent possible in keeping with the intent of the parties.

10.3      Waiver. Any waiver of any breach of any provisions of this Agreement must be in writing to be effective, and it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

10.4      Complete Agreement. This Agreement constitutes the entire agreement between Executive and the Company with regard to this subject matter and is the complete, final, and exclusive embodiment of the Parties’ agreement with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by a duly authorized officer of the Company.

7

10.5      Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

10.6      Headings. The headings of the paragraphs hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

10.7      Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder. In addition, Executive may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

10.8      Tax Withholding and Indemnification. All payments and awards contemplated or made pursuant to this Agreement will be subject to withholdings of applicable taxes in compliance with all relevant laws and regulations of all appropriate government authorities. Executive acknowledges and agrees that the Company has neither made any assurances nor any guarantees concerning the tax treatment of any payments or awards contemplated by or made pursuant to this Agreement. Executive has had the opportunity to retain a tax and financial advisor and fully understands the tax and economic consequences of all payments and awards made pursuant to the Agreement.

10.9      Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Utah, without regards to conflicts of law. Any dispute arising out of this Agreement, or the breach thereof, shall be brought in a court of competent jurisdiction in Salt Lake County, the State of Utah; the parties expressly consenting to venue in Salt Lake County, the State of Utah.

[Signature Page Follows]

8

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first written above.

LIPOCINE INC.

By:	/s/ William Higuchi

Name:	William Higuchi

Its:	Director

EXECUTIVE

/s/ Mahesh Patel
Mahesh V. Patel, Ph.D.

[Signature Page to Employment Agreement – Mahesh V. Patel]

Exhibit 10.2

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

for

Morgan Brown

This Amended and Restated Executive Employment Agreement (the “Agreement”), is dated January 7, 2014 and amends and restates the Executive Employment Agreement made between Lipocine Inc. (the “Company”) and Morgan Brown (“Executive”) (collectively, the “Parties”), dated effective as of September 15, 2013.

Whereas, the Company desires for Executive to provide services to the Company; and

Whereas, Executive is willing to perform services for the Company on the terms and conditions set forth in this Agreement;

Now, Therefore, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree amend and restate in its entirety the Executive Employment Agreement dated September 15, 2013 as follows:

1.           Employment by the Company.

1.1           Position. Executive shall serve as the Company’s Executive Vice President and Chief Financial Officer. During the term of Executive’s employment with the Company, Executive will devote Executive’s best efforts and substantially all of Executive’s business time and attention to the business of the Company, except for approved vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies.

1.2           Duties and Location. Executive shall perform such duties as are required by the Company’s Chief Executive Officer, to whom Executive will report. Executive’s primary office location shall be the Company’s offices located in Salt Lake City, Utah. The Company reserves the right to reasonably require Executive to perform Executive’s duties at places other than Executive’s primary office location from time to time, and to require reasonable business travel.

1.3           Policies and Procedures. The employment relationship between the Parties shall be governed by the general employment policies and practices of the Company, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

2.           Compensation.

2.1           Salary. For services to be rendered hereunder, Executive shall initially receive a base salary at the rate of Two Hundred Fifty-Seven Thousand Five Hundred Dollars ($257,500) per year (the “Base Salary”), subject to standard payroll deductions and withholdings and payable in accordance with the Company’s regular payroll schedule.

1.

2.2           Bonus. Executive will be eligible for an annual discretionary bonus of up to Twenty-Five Percent (25%) of Executive’s Base Salary or such higher amount as may be determined by the Company’s Board of Directors (“Board”) (or Compensation Committee thereof) from time to time. Whether Executive receives an annual bonus, and the amount of any such annual bonus, will be determined by the Board in its sole discretion based upon the Company’s and Executive’s achievement of objectives and milestones to be determined on an annual basis by the Board. Bonuses are generally paid by March 15 following the applicable bonus year, and Executive must be an active employee on the date any Annual Bonus is paid in order to earn any such Annual Bonus. Executive will not be eligible for, and will not earn, any Annual Bonus (including a prorated bonus) if Executive’s employment terminates for any reason before the date Annual Bonuses are paid except as agreed to in Section 3.2.

2.3           Standard Company Benefits. Executive shall be entitled to participate in all employee benefit programs for which Executive is eligible under the terms and conditions of the benefit plans that may be in effect from time to time and provided by the Company to its employees. The Company reserves the right to cancel or change the benefit plans or programs it offers to its employees at any time.

2.3           Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses, including cellular phone, incurred by Executive in furtherance or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time. Additionally, Company will reimburse Executive for expenses related to his certified public accountant status including continuing professional education (including travel and class costs with prior approval of CEO), license renewal, and membership fees for the AICPA and UACPA.

2.4           Other. The Company has D&O insurance coverage and will specifically name Executive as a covered employee under that policy before the Executive will be required to sign any Securities and Exchange Commission filings. The Company will also enter into its standard Indemnification Agreement with Executive.

3.           Termination of Employment; Severance.

3.1           At-Will Employment. Executive’s employment relationship is at-will. Either Executive or the Company may terminate the employment relationship at any time, with or without Cause or advance notice. Upon termination for any reason, Executive shall receive (i) all unpaid salary and unpaid vacation accrued through the separation date; (ii) any payments/benefits to which the Executive is entitled under the express terms of any applicable Company employee benefit plan; and (iii) any unreimbursed valid business expenses for which the Executive has submitted properly documented reimbursement requests. Executive’s right to payment under any then outstanding equity awards shall be governed by their applicable terms.

2.

3.2         Termination Without Cause; Resignation for Good Reason.

(i)          The Company may terminate Executive’s employment with the Company at any time without Cause (as defined below). Further, Executive may resign at any time for Good Reason (as defined below).

(ii)         In the event Executive’s employment with the Company is terminated by the Company without Cause, or Executive resigns for Good Reason, then provided such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), and provided that Executive remains in compliance with the terms of this Agreement and satisfies the requirements set forth in Section 4, then Executive shall receive the following severance benefits:

(a)          All unpaid salary and unpaid vacation accrued through the separation date.

(b)          Bonus and other compensation payable hereunder and earned through the effective date of termination or resignation, if any.

(c)          Any payments/benefits to which the Executive is entitled under the express terms of any applicable Company employee benefit plan.

(d)          Any unreimbursed valid business expenses for which the Executive has submitted properly documented reimbursement requests.

(e)          Severance (the “Severance”) in an amount equal to the sum of the following:

(1)         Thirty-nine weeks of Base Salary as in effect immediately prior to the separation date; and

(2)         An amount equal to the product of (A) thirty-nine, multiplied by (B) Executive’s Base Salary as in effect immediately prior to the separation date divided by fifty-two, multiplied by (C) Executive’s annual bonus percentage target as in effect immediately prior to the separation date.

The Severance shall be subject to standard payroll deductions and withholdings, and payable in a lump-sum on the 60th day following Executive’s Separation from Service.

(f)          If Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Employee’s and his covered dependents’ health insurance coverage in effect for himself on the termination date for thirty-nine weeks, with such payments to cease in the event Executive becomes eligible for health insurance coverage in connection with new employment or Executive ceases to be eligible for COBRA continuation coverage for any reason. Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Executive’s behalf would result in a violation of applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Executive on the last day of each remaining month of the payment period, a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding, to be made without regard to Executive’s payment of COBRA premiums.

3.

(g)          The vesting of all of Executive’s equity interests in the Company shall be accelerated such that all equity interests shall be deemed vested and exercisable as of Executive’s last day of employment.

(h)          The exercise period for all of Executive’s equity interests in the Company shall, to the extent permitted under the Amended and Restated 2011 Equity Incentive Plan or other applicable plan document, be extended so that such period terminates upon the later of either (1) three years following the Executive’s last day of employment, or (2) the exercise period set forth under the Amended and Restated 2011 Equity Incentive Plan, other applicable plan document or applicable option agreement or restricted stock agreement. This paragraph (h) shall operate as an amendment of any applicable option or option agreement.

(iii)        If Executive’s termination without Cause or resignation for Good Reason, as of, immediately prior to or any time within twelve months following the closing of a Corporate Transaction (and provided such termination or resignation constitutes a Separation from Service), then in addition to the benefits set forth in Section 3.2(ii)(a)(b)(c)(d)(g)(h), and in lieu of the benefits set forth in Section 3.2(ii)(e) and (f), Executive shall receive the following severance benefits:

(a)          Severance in an amount equal to the sum of the following (shall be subject to standard payroll deductions and withholdings, and payable in a lump-sum on the 60th day following Executive’s Separation from Service):

(1)         Fifty-two weeks of Base Salary as in effect immediately prior to the separation date; and

(2)         The product of (A) fifty-two, multiplied by (B) Executive’s Base Salary as in effect immediately prior to the separation date divided by fifty-two, multiplied by (C) Executive’s annual bonus percentage target as in effect immediately prior to the separation date.

(b)         If Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Employee’s and his covered dependents’ health insurance coverage in effect for himself on the termination date for twelve months, subject to the terms and conditions set forth in Section 3.2(ii)(f).

4.

3.3        Termination for Cause; Resignation Without Good Reason; Death or Disability.

(i)          The Company may terminate Executive’s employment with the Company at any time for Cause. Further, Executive may resign at any time without Good Reason. Executive’s employment with the Company may also be terminated due to Executive’s death or disability.

(ii)         If Executive resigns without Good Reason, or the Company terminates Executive’s employment for Cause, or upon Executive’s death or disability, then (a) Executive will no longer vest in any equity interests subject to vesting, (b) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (c) Executive will not be entitled to any severance benefits, including the Severance.

4.          Conditions to Receipt of the Severance Benefits. Executive’s receipt of the severance benefits set forth in Sections 3.2(ii) and (iii) will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company (the “Separation Agreement”). No severance benefits will be paid or provided until the Separation Agreement becomes effective.

5.          Section 409A. It is intended that all of the severance benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent no so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to Executive prior to the earliest of (i) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company, (ii) the date of Executive’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Paragraph shall be paid in a lump sum to Executive, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.

5.

6.          Definitions.

(i)          Cause. For purposes of this Agreement, “Cause” for termination will have the meaning set forth in the Lipocine Inc. Amended and Restated 2011 Equity Incentive Plan.

(ii)         Good Reason. For purposes of this Agreement, Executive shall have “Good Reason” for resignation of employment with the Company if any of the following actions are taken by the Company without Executive’s prior written consent: (a) a material reduction in Executive’s Base Salary, unless the reduction is proportional to an across-the-board decrease affecting all senior executives; (b) a material reduction in Executive’s duties, including responsibilities and/or authorities (it shall be deemed to be a material diminution of Executive’s duties, responsibilities and authorities if the Executive is no longer the sole Chief Financial Officer of the Company (or if the Company has a parent entity, then the Executive must be its sole Chief Financial Officer)); or (c) relocation of Executive’s principal place of employment to a place that increases Executive’s one-way commute by more than twenty-five (25) miles as compared to Executive’s then-current principal place of employment immediately prior to such relocation. In order to resign for Good Reason, Executive must provide written notice to the Company’s Board within 30 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for Executive’s resignation, allow the Company at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, Executive must resign from all positions Executive then holds with the Company not later than 90 days after the expiration of the cure period.

(iii)        Corporate Transaction. For purposes of this Agreement, “Corporate Transaction” will have the meaning set forth in the Lipocine Inc. Amended and Restated 2011 Equity Incentive Plan.

7.           Proprietary Information Obligations. Executive shall be required to executed and abide by the Company’s standard form of Employee Proprietary Information and Inventions Agreement.

8.           Outside Activities During Employment.

8.1           Non-Company Business. Except with the prior written consent of the Board, Executive will not during the term of Executive’s employment with the Company undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.

8.2           No Adverse Interests. Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

6.

9.           Code Section 280G. If any payment or benefit Executive would receive from the Company or otherwise in connection with a Corporate Transaction or other similar transaction (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount ((x) or (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a Reduced Amount will give rise to the greater after tax benefit, the reduction in the Payments will occur in the following order: (a) reduction of cash payments; (b) cancellation of accelerated vesting of equity awards in such a manner as to produce the least amount of reduction necessary; and (c) reduction of other benefits paid to Executive. Within any such category of payments and benefits (that is, (a), (b), or (c)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from Executive’s equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant, except to the extent a different chronology is necessary to produce the least amount of reduction. The registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the event described in Section 280G(b)(2)(A)(i) of the Code will perform the foregoing calculations. If the registered public accounting firm so engaged by the Company is serving as accountant or auditor for the acquirer or is otherwise unable or unwilling to perform the calculations, the Company will appoint a nationally recognized firm that has expertise in these calculations to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder. Any good faith determinations of the independent registered public accounting firm made hereunder will be final, binding and conclusive upon the Company and Executive.

10.         General Provisions.

10.1         Notices. Any notices provided must be in writing and will be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the next day after sending by overnight carrier, to the Company at its primary office location and to Executive at the address as listed on the Company payroll.

10.2         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the extent possible in keeping with the intent of the parties.

7.

10.3         Waiver. Any waiver of any breach of any provisions of this Agreement must be in writing to be effective, and it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

10.4         Complete Agreement. This Agreement constitutes the entire agreement between Executive and the Company with regard to this subject matter and is the complete, final, and exclusive embodiment of the Parties’ agreement with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by a duly authorized officer of the Company.

10.5         Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

10.6         Headings. The headings of the paragraphs hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

10.7         Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

10.8         Tax Withholding and Indemnification. All payments and awards contemplated or made pursuant to this Agreement will be subject to withholdings of applicable taxes in compliance with all relevant laws and regulations of all appropriate government authorities. Executive acknowledges and agrees that the Company has neither made any assurances nor any guarantees concerning the tax treatment of any payments or awards contemplated by or made pursuant to this Agreement. Executive has had the opportunity to retain a tax and financial advisor and fully understands the tax and economic consequences of all payments and awards made pursuant to the Agreement.

10.9       Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Utah, without regards to conflicts of law. Any dispute arising out of this Agreement, or the breach thereof, shall be brought in a court of competent jurisdiction in Salt Lake County, the State of Utah; the parties expressly consenting to venue in Salt Lake County, the State of Utah.

8.

[Signature Page Follows]

9.

In Witness Whereof, the Parties have executed this Agreement on the day and year first written above.

Lipocine Inc.

By:	/s/ Mahesh Patel
Mahesh Patel, Ph.D.
President and CEO

Executive

/s/ Morgan Brown
Morgan Brown

[Signature Page to Restated Employment Agreement – Brown]

Exhibit 10.3

EXECUTIVE EMPLOYMENT AGREEMENT

for

Gerald Simmons

This Executive Employment Agreement (the “Agreement”), made between Lipocine Inc. (the “Company”) and Gerald Simmons (“Executive”) (collectively, the “Parties”), is effective as of January 7, 2014.

WHEREAS, the Company desires for Executive to provide services to the Company; and

WHEREAS, Executive is willing to perform services for the Company on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.           Employment by the Company.

1.1.          Position. Executive shall serve as the Company’s Corporate Business Development Officer. During the term of Executive’s employment with the Company, Executive will devote substantially all of Executive’s business time and attention to the business of the Company, except for approved vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies.

1.2.          Duties and Location. Executive shall perform such duties as are required by the Company’s Chief Executive Officer, to whom Executive will report. Executive’s primary office location shall be the Company’s offices located in Salt Lake City, Utah. The Company reserves the right to reasonably require Executive to perform Executive’s duties at places other than Executive’s primary office location from time to time, and to require reasonable business travel.

1.3.          Policies and Procedures. The employment relationship between the Parties shall be governed by the general employment policies and practices of the Company, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

2.           Compensation.

2.1.          Salary. For services to be rendered hereunder, Executive shall initially receive a base salary at the rate of Two Hundred Eight Thousand Eight Hundred and Two Dollars ($208,802) per year (the “Base Salary”), subject to standard payroll deductions and withholdings payable in accordance with the Company’s regular payroll schedule.

2.2.        Bonus. Executive will be eligible for an annual discretionary bonus of up to Fifteen Percent (15%) of Executive’s Base Salary or such higher amount as may be determined by the Company’s Board of Directors (“Board”) (or compensation committee thereof) from time to time. Whether Executive receives an annual bonus, and the amount of any such annual bonus, will be determined by the Board in its sole discretion based upon the Company’s and Executive’s achievement of objectives and milestones to be determined on an annual basis by the Board. Bonuses are generally paid by March 15 following the applicable bonus year, and Executive must be an active employee on the date any Annual Bonus is paid in order to earn any such Annual Bonus. Executive will not be eligible for, and will not earn, any Annual Bonus (including a prorated bonus) if Executive’s employment terminates for any reason before the date Annual Bonuses are paid except as agreed to in Section 3.2.

2.3.        Standard Company Benefits. Executive shall be entitled to participate in all employee benefit programs for which Executive is eligible under the terms and conditions of the benefit plans that may be in effect from time to time and provided by the Company to its employees. The Company reserves the right to cancel or change the benefit plans or programs it offers to its employees at any time.

2.4.        Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses, including cellular phone, incurred by Executive in furtherance or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

2.5.        Other. The Company has D&O insurance coverage and will specifically name Executive as a covered employee under that policy. The Company will also enter into its standard Indemnification Agreement with Executive.

3.           Termination of Employment; Severance.

3.1.        At-Will Employment. Executive’s employment relationship is at-will. Either Executive or the Company may terminate the employment relationship at any time, with or without Cause or advance notice. Upon termination for any reason, Executive shall receive (i) all unpaid salary and unpaid vacation accrued through the separation date; (ii) any payments/benefits to which the Executive is entitled under the express terms of any applicable Company employee benefit plan; and (iii) any unreimbursed valid business expenses for which the Executive has submitted properly documented reimbursement requests. Executive’s right to payment under any then outstanding equity awards shall be governed by their applicable terms.

3.2.        Termination Without Cause; Resignation for Good Reason.

(i)          The Company may terminate Executive’s employment with the Company at any time without Cause (as defined below). Further, Executive may resign at any time for Good Reason (as defined below).

(ii)         In the event Executive’s employment with the Company is terminated by the Company without Cause, or Executive resigns for Good Reason, then provided such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), and provided that Executive remains in compliance with the terms of this Agreement and satisfies the requirements set forth in Section 4, then Executive shall receive the following severance benefits:

2

(a)          Severance (the “Severance”) in an amount equal to the sum of the following:

(1)         Twenty weeks of Base Salary as in effect immediately prior to the separation date; and

(2)         An amount equal to the product of (A)  twenty, multiplied by (B) Executive’s Base Salary as in effect immediately prior to the separation date divided by fifty-two, multiplied by (C) Executive’s annual bonus percentage target as in effect immediately prior to the separation date.

The Severance shall be subject to standard payroll deductions and withholdings, and payable in a lump-sum on the 60th day following Executive’s Separation from Service.

(b)          If Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Employee’s and his covered dependents’ health insurance coverage in effect for himself on the termination date for twenty weeks, with such payments to cease in the event Executive becomes eligible for health insurance coverage in connection with new employment or Executive ceases to be eligible for COBRA continuation coverage for any reason. Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Executive’s behalf would result in a violation of applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Executive on the last day of each remaining month of the payment period, a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding, to be made without regard to Executive’s payment of COBRA premiums.

(c)          The exercise period for all of Executive’s equity interests in the Company shall, to the extent permitted under the Amended and Restated 2011 Equity Incentive Plan or other applicable plan document, be extended so that such period terminates upon the later of either (1) three years following the Executive’s last day of employment, or (2) the exercise period set forth under the Amended and Restated 2011 Equity Incentive Plan, other applicable plan document or applicable option agreement. This paragraph (d) shall operate as an amendment of any applicable option or option agreement.

(iii)        If Executive’s termination without Cause or resignation for Good Reason occurs as of or immediately prior to, or within twelve months following, the closing of a Corporate Transaction (and provided such termination or resignation constitutes a Separation from Service), then in lieu of the benefits set forth in Section 3.2(ii)(a) and (b), Executive shall receive the following severance benefits:

3

(a)          Severance in an amount equal to the sum of the following (shall be subject to standard payroll deductions and withholdings, and payable in a lump-sum on the 60th day following Executive’s Separation from Service):

(1)         Twenty weeks of Base Salary as in effect immediately prior to the separation date; and

(2)         The product of (A) twenty, multiplied by (B) Executive’s Base Salary as in effect immediately prior to the separation date divided by fifty-two, multiplied by (C) Executive’s annual bonus percentage target as in effect immediately prior to the separation date.

(b)          If Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Employee’s and his covered dependents’ health insurance coverage in effect for himself on the termination date for twenty weeks, subject to the terms and conditions set forth in Section 3.2(ii)(b).

(c)          The vesting of all of Executive’s equity interests in the Company shall be accelerated such that all equity interests shall be deemed vested and exercisable as of Executive’s last day of employment.

(d)          The exercise period for all of Executive’s equity interests in the Company shall, to the extent permitted under the Amended and Restated 2011 Equity Incentive Plan or other applicable plan document, be extended so that such period terminates upon the later of either (1) three years following the Executive’s last day of employment, or (2) the exercise period set forth under the Amended and Restated 2011 Equity Incentive Plan, other applicable plan document or applicable option agreement. This paragraph (d) shall operate as an amendment of any applicable option or option agreement.

3.3.        Termination for Cause; Resignation Without Good Reason; Death or Disability.

(i)          The Company may terminate Executive’s employment with the Company at any time for Cause. Further, Executive may resign at any time without Good Reason. Executive’s employment with the Company may also be terminated due to Executive’s death or disability.

(ii)         If Executive resigns without Good Reason, or the Company terminates Executive’s employment for Cause, or upon Executive’s death or disability, then (a) Executive will no longer vest in any equity interests that are subject to vesting, (b) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (c) Executive will not be entitled to any severance benefits, including the Severance.

4

4.           Conditions to Receipt of the Severance Benefits. Executive’s receipt of the severance benefits set forth in Sections 3.2(ii) and (iii) will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company (the “Separation Agreement”). No severance benefits will be paid or provided until the Separation Agreement becomes effective.

5.           Section 409A. It is intended that all of the severance benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations 1.409A 1(b)(4), 1.409A 1(b)(5) and 1.409A 1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent no so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A 2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to Executive prior to the earliest of (i) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company, (ii) the date of Executive’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Paragraph shall be paid in a lump sum to Executive, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.

6.           Definitions.

(i)          Cause. For purposes of this Agreement, “Cause” for termination will have the meaning set forth in the Lipocine Inc. Amended and Restated 2011 Equity Incentive Plan.

(ii)         Good Reason. For purposes of this Agreement, Executive shall have “Good Reason” for resignation of employment with the Company if any of the following actions are taken by the Company without Executive’s prior written consent: (a) a material reduction in Executive’s Base Salary, unless the reduction is proportional to an across-the-board decrease affecting all senior executives; (b) a material reduction in Executive’s duties, including responsibilities and/or authorities; or (c) relocation of Executive’s principal place of employment to a place that increases Executive’s one-way commute by more than twenty-five (25) miles as compared to Executive’s then-current principal place of employment immediately prior to such relocation. In order to resign for Good Reason, Executive must provide written notice to the Company’s Board within 30 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for Executive’s resignation, allow the Company at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, Executive must resign from all positions Executive then holds with the Company not later than 90 days after the expiration of the cure period.

5

(iii)        Corporate Transaction. For purposes of this Agreement, “Corporate Transaction” will have the meaning set forth in the Lipocine Inc. Amended and Restated 2011 Equity Incentive Plan.

7.           Proprietary Information Obligations. Executive shall be required to executed and abide by the Company’s standard form of Employee Proprietary Information and Inventions Agreement.

8.           Outside Activities During Employment.

8.1.        Non-Company Business. Except with the prior written consent of the Board, Executive will not during the term of Executive’s employment with the Company undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.

8.2.        No Adverse Interests. Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

9.           Code Section 280G. If any payment or benefit Executive would receive from the Company or otherwise in connection with a Corporate Transaction or other similar transaction (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount ((x) or (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a Reduced Amount will give rise to the greater after tax benefit, the reduction in the Payments will occur in the following order: (a) reduction of cash payments; (b) cancellation of accelerated vesting of equity awards in such a manner as to produce the least amount of reduction necessary; and (c) reduction of other benefits paid to Executive. Within any such category of payments and benefits (that is, (a), (b) or (c)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from Executive’s equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant, except to the extent a different chronology is necessary to produce the least amount of reduction. The registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the event described in Section 280G(b)(2)(A)(i) of the Code will perform the foregoing calculations. If the registered public accounting firm so engaged by the Company is serving as accountant or auditor for the acquirer or is otherwise unable or unwilling to perform the calculations, the Company will appoint a nationally recognized firm that has expertise in these calculations to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder. Any good faith determinations of the independent registered public accounting firm made hereunder will be final, binding and conclusive upon the Company and Executive.

6

10.         General Provisions.

10.1.     Notices. Any notices provided must be in writing and will be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the next day after sending by overnight carrier, to the Company at its primary office location and to Executive at the address as listed on the Company payroll.

10.2.     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the extent possible in keeping with the intent of the parties.

10.3.     Waiver. Any waiver of any breach of any provisions of this Agreement must be in writing to be effective, and it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

10.4.     Complete Agreement. This Agreement constitutes the entire agreement between Executive and the Company with regard to this subject matter and is the complete, final, and exclusive embodiment of the Parties’ agreement with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by a duly authorized officer of the Company.

10.5.     Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

7

10.6.     Headings. The headings of the paragraphs hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

10.7.     Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder. In addition, Executive may not assign any of his rights hereunder without the written consent of the Company.

10.8.     Tax Withholding and Indemnification. All payments and awards contemplated or made pursuant to this Agreement will be subject to withholdings of applicable taxes in compliance with all relevant laws and regulations of all appropriate government authorities. Executive acknowledges and agrees that the Company has neither made any assurances nor any guarantees concerning the tax treatment of any payments or awards contemplated by or made pursuant to this Agreement. Executive has had the opportunity to retain a tax and financial advisor and fully understands the tax and economic consequences of all payments and awards made pursuant to the Agreement.

10.9.          Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Utah, without regards to conflicts of law. Any dispute arising out of this Agreement, or the breach thereof, shall be brought in a court of competent jurisdiction in Salt Lake County, the State of Utah; the parties expressly consenting to venue in Salt Lake County, the State of Utah.

[Signature Page Follows]

8

In Witness Whereof, the Parties have executed this Agreement on the day and year first written above.

Lipocine Inc.

By:	/s/ Mahesh Patel
Mahesh Patel, Ph.D.
President and CEO

Executive

/s/ Gerald Simmons
Gerald Simmons

[Signature Page to Employment Agreement – Gerald Simmons]

Exhibit 10.4

EXECUTIVE EMPLOYMENT AGREEMENT

for

Dr. Srinivasan Venkateshwaran

This Executive Employment Agreement (the “Agreement”), made between Lipocine Inc. (the “Company”) and Dr. Srinivasan Venkateshwaran (“Executive”) (collectively, the “Parties”), is effective as of January 7, 2014.

WHEREAS, the Company desires for Executive to provide services to the Company; and

WHEREAS, Executive is willing to perform services for the Company on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.	Employment by the Company.

1.1.        Position. Executive shall serve as the Company’s Chief Technology Officer and Vice President of Research and Development. During the term of Executive’s employment with the Company, Executive will devote substantially all of Executive’s business time and attention to the business of the Company, except for approved vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies.

1.2.        Duties and Location. Executive shall perform such duties as are required by the Company’s Chief Executive Officer, to whom Executive will report. Executive’s primary office location shall be the Company’s offices located in Salt Lake City, Utah. The Company reserves the right to reasonably require Executive to perform Executive’s duties at places other than Executive’s primary office location from time to time, and to require reasonable business travel.

1.3.        Policies and Procedures. The employment relationship between the Parties shall be governed by the general employment policies and practices of the Company, except that when the terms of this Agreement differ from or are in conflict with the Company’s general employment policies or practices, this Agreement shall control.

2.	Compensation.

2.1.        Salary. For services to be rendered hereunder, Executive shall initially receive a base salary at the rate of Two Hundred Thirty-Seven Thousand Five Hundred and Forty-Four Dollars ($237,544) per year (the “Base Salary”), subject to standard payroll deductions and withholdings payable in accordance with the Company’s regular payroll schedule.

2.2.        Bonus. Executive will be eligible for an annual discretionary bonus of up to Twenty Percent (20%) of Executive’s Base Salary or such higher amount as may be determined by the Company’s Board of Directors (“Board”) (or compensation committee thereof) from time to time. Whether Executive receives an annual bonus, and the amount of any such annual bonus, will be determined by the Board in its sole discretion based upon the Company’s and Executive’s achievement of objectives and milestones to be determined on an annual basis by the Board. Bonuses are generally paid by March 15 following the applicable bonus year, and Executive must be an active employee on the date any Annual Bonus is paid in order to earn any such Annual Bonus. Executive will not be eligible for, and will not earn, any Annual Bonus (including a prorated bonus) if Executive’s employment terminates for any reason before the date Annual Bonuses are paid except as agreed to in Section 3.2.

2.3.        Standard Company Benefits. Executive shall be entitled to participate in all employee benefit programs for which Executive is eligible under the terms and conditions of the benefit plans that may be in effect from time to time and provided by the Company to its employees. The Company reserves the right to cancel or change the benefit plans or programs it offers to its employees at any time.

2.4.        Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses, including cellular phone, incurred by Executive in furtherance or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

2.5.        Other. The Company has D&O insurance coverage and will specifically name Executive as a covered employee under that policy. The Company will also enter into its standard Indemnification Agreement with Executive.

3.	Termination of Employment; Severance.

3.1.        At-Will Employment. Executive’s employment relationship is at-will. Either Executive or the Company may terminate the employment relationship at any time, with or without Cause or advance notice. Upon termination for any reason, Executive shall receive (i) all unpaid salary and unpaid vacation accrued through the separation date; (ii) any payments/benefits to which the Executive is entitled under the express terms of any applicable Company employee benefit plan; and (iii) any unreimbursed valid business expenses for which the Executive has submitted properly documented reimbursement requests. Executive’s right to payment under any then outstanding equity awards shall be governed by their applicable terms.

3.2.        Termination Without Cause; Resignation for Good Reason.

(i)          The Company may terminate Executive’s employment with the Company at any time without Cause (as defined below). Further, Executive may resign at any time for Good Reason (as defined below).

2

(ii)         In the event Executive’s employment with the Company is terminated by the Company without Cause, or Executive resigns for Good Reason, then provided such termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”), and provided that Executive remains in compliance with the terms of this Agreement and satisfies the requirements set forth in Section 4, then Executive shall receive the following severance benefits:

(a)          Severance (the “Severance”) in an amount equal to the sum of the following:

(1)         Twenty-six weeks of Base Salary as in effect immediately prior to the separation date; and

(2)         An amount equal to the product of (A)  twenty-six, multiplied by (B) Executive’s Base Salary as in effect immediately prior to the separation date divided by fifty-two, multiplied by (C) Executive’s annual bonus percentage target as in effect immediately prior to the separation date.

The Severance shall be subject to standard payroll deductions and withholdings, and payable in a lump-sum on the 60th day following Executive’s Separation from Service.

(b)          If Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Employee’s and his covered dependents’ health insurance coverage in effect for himself on the termination date twenty-six weeks, with such payments to cease in the event Executive becomes eligible for health insurance coverage in connection with new employment or Executive ceases to be eligible for COBRA continuation coverage for any reason. Notwithstanding the foregoing, if at any time the Company determines that its payment of COBRA premiums on Executive’s behalf would result in a violation of applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying COBRA premiums pursuant to this Section, the Company shall pay Executive on the last day of each remaining month of the payment period, a fully taxable cash payment equal to the COBRA premium for such month, subject to applicable tax withholding, to be made without regard to Executive’s payment of COBRA premiums.

(c)          The exercise period for all of Executive’s equity interests in the Company shall, to the extent permitted under the Amended and Restated 2011 Equity Incentive Plan or other applicable plan document, be extended so that such period terminates upon the later of either (1) three years following the Executive’s last day of employment, or (2) the exercise period set forth under the Amended and Restated 2011 Equity Incentive Plan, other applicable plan document or applicable option agreement. This paragraph (d) shall operate as an amendment of any applicable option or option agreement.

3

(iii)        If Executive’s termination without Cause or resignation for Good Reason occurs as of or immediately prior to, or within twelve months, following the closing of a Corporate Transaction (and provided such termination or resignation constitutes a Separation from Service), then in lieu of the benefits set forth in Section 3.2(ii)(a) and (b), Executive shall receive the following severance benefits:

(a)          Severance in an amount equal to the sum of the following (shall be subject to standard payroll deductions and withholdings, and payable in a lump-sum on the 60th day following Executive’s Separation from Service):

(1)         Twenty-six weeks of Base Salary as in effect immediately prior to the separation date; and

(2)         The product of (A) twenty-six, multiplied by (B) Executive’s Base Salary as in effect immediately prior to the separation date divided by fifty-two, multiplied by (C) Executive’s annual bonus percentage target as in effect immediately prior to the separation date.

(b)          If Executive timely elects continued coverage under COBRA for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Employee’s and his covered dependents’ health insurance coverage in effect for himself on the termination date for twenty-six weeks, subject to the terms and conditions set forth in Section 3.2(ii)(b).

(c)          The vesting of all of Executive’s equity interests in the Company shall be accelerated such that all equity interests shall be deemed vested and exercisable as of Executive’s last day of employment.

(d)          The exercise period for all of Executive’s equity interests in the Company shall, to the extent permitted under the Amended and Restated 2011 Equity Incentive Plan or other applicable plan document, be extended so that such period terminates upon the later of either (1) three years following the Executive’s last day of employment, or (2) the exercise period set forth under the Amended and Restated 2011 Equity Incentive Plan, other applicable plan document or applicable option agreement. This paragraph (d) shall operate as an amendment of any applicable option or option agreement.

3.3.        Termination for Cause; Resignation Without Good Reason; Death or Disability.

(i)          The Company may terminate Executive’s employment with the Company at any time for Cause. Further, Executive may resign at any time without Good Reason. Executive’s employment with the Company may also be terminated due to Executive’s death or disability.

(ii)         If Executive resigns without Good Reason, or the Company terminates Executive’s employment for Cause, or upon Executive’s death or disability, then (a) Executive will no longer vest in any equity interests that are subject to vesting, (b) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (c) Executive will not be entitled to any severance benefits, including the Severance.

4

4.           Conditions to Receipt of the Severance Benefits. Executive’s receipt of the severance benefits set forth in Sections 3.2(ii) and (iii) will be subject to Executive signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to the Company (the “Separation Agreement”). No severance benefits will be paid or provided until the Separation Agreement becomes effective.

5.           Section 409A. It is intended that all of the severance benefits and other payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations 1.409A 1(b)(4), 1.409A 1(b)(5) and 1.409A 1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions, and to the extent no so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A 2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to Executive prior to the earliest of (i) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company, (ii) the date of Executive’s death or (iii) such earlier date as permitted under Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Paragraph shall be paid in a lump sum to Executive, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.

6.           Definitions.

(i)          Cause. For purposes of this Agreement, “Cause” for termination will have the meaning set forth in the Lipocine Inc. Amended and Restated 2011 Equity Incentive Plan.

5

(ii)         Good Reason. For purposes of this Agreement, Executive shall have “Good Reason” for resignation of employment with the Company if any of the following actions are taken by the Company without Executive’s prior written consent: (a) a material reduction in Executive’s Base Salary, unless the reduction is proportional to an across-the-board decrease affecting all senior executives; (b) a material reduction in Executive’s duties, including responsibilities and/or authorities; or (c) relocation of Executive’s principal place of employment to a place that increases Executive’s one-way commute by more than twenty-five (25) miles as compared to Executive’s then-current principal place of employment immediately prior to such relocation. In order to resign for Good Reason, Executive must provide written notice to the Company’s Board within 30 days after the first occurrence of the event giving rise to Good Reason setting forth the basis for Executive’s resignation, allow the Company at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, Executive must resign from all positions Executive then holds with the Company not later than 90 days after the expiration of the cure period.

(iii)        Corporate Transaction. For purposes of this Agreement, “Corporate Transaction” will have the meaning set forth in the Lipocine Inc. Amended and Restated 2011 Equity Incentive Plan.

7.           Proprietary Information Obligations. Executive shall be required to executed and abide by the Company’s standard form of Employee Proprietary Information and Inventions Agreement.

8.           Outside Activities During Employment.

8.1.        Non-Company Business. Except with the prior written consent of the Board, Executive will not during the term of Executive’s employment with the Company undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of Executive’s duties hereunder.

8.2.        No Adverse Interests. Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

6

9.           Code Section 280G. If any payment or benefit Executive would receive from the Company or otherwise in connection with a Corporate Transaction or other similar transaction (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount ((x) or (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a Reduced Amount will give rise to the greater after tax benefit, the reduction in the Payments will occur in the following order: (a) reduction of cash payments; (b) cancellation of accelerated vesting of equity awards in such a manner as to produce the least amount of reduction necessary; and (c) reduction of other benefits paid to Executive. Within any such category of payments and benefits (that is, (a), (b) or (c)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from Executive’s equity awards is to be reduced, such acceleration of vesting will be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant, except to the extent a different chronology is necessary to produce the least amount of reduction. The registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the event described in Section 280G(b)(2)(A)(i) of the Code will perform the foregoing calculations. If the registered public accounting firm so engaged by the Company is serving as accountant or auditor for the acquirer or is otherwise unable or unwilling to perform the calculations, the Company will appoint a nationally recognized firm that has expertise in these calculations to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder. Any good faith determinations of the independent registered public accounting firm made hereunder will be final, binding and conclusive upon the Company and Executive.

10.         General Provisions.

10.1.     Notices. Any notices provided must be in writing and will be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the next day after sending by overnight carrier, to the Company at its primary office location and to Executive at the address as listed on the Company payroll.

10.2.     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the extent possible in keeping with the intent of the parties.

10.3.     Waiver. Any waiver of any breach of any provisions of this Agreement must be in writing to be effective, and it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

10.4.     Complete Agreement. This Agreement constitutes the entire agreement between Executive and the Company with regard to this subject matter and is the complete, final, and exclusive embodiment of the Parties’ agreement with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by a duly authorized officer of the Company.

7

10.5.     Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

10.6.     Headings. The headings of the paragraphs hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

10.7.     Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder. In addition, Executive may not assign any of his rights hereunder without the written consent of the Company.

10.8.     Tax Withholding and Indemnification. All payments and awards contemplated or made pursuant to this Agreement will be subject to withholdings of applicable taxes in compliance with all relevant laws and regulations of all appropriate government authorities. Executive acknowledges and agrees that the Company has neither made any assurances nor any guarantees concerning the tax treatment of any payments or awards contemplated by or made pursuant to this Agreement. Executive has had the opportunity to retain a tax and financial advisor and fully understands the tax and economic consequences of all payments and awards made pursuant to the Agreement.

10.9.     Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Utah, without regards to conflicts of law. Any dispute arising out of this Agreement, or the breach thereof, shall be brought in a court of competent jurisdiction in Salt Lake County, the State of Utah; the parties expressly consenting to venue in Salt Lake County, the State of Utah.

[Signature Page Follows]

8

In Witness Whereof, the Parties have executed this Agreement on the day and year first written above.

Lipocine Inc.

By:	/s/ Mahesh Patel
Mahesh Patel, Ph.D.
President and CEO

Executive

/s/ Srinivasan Venkateshwaran
Dr. Srinivasan Venkateshwaran

[Signature Page to Employment Agreement – Dr. Venkateshwaran]

Exhibit 99.1

For Immediate Release

Lipocine Announces New Appointments to Its Board of Directors

SALT LAKE CITY (January 7, 2014) – Lipocine Inc. (OTCQB/OTCBB: LPCN), a specialty pharmaceutical company, today announced changes to the Company’s Board of Directors, including the appointments of Dr. Stephen Hill, Mr. Jeffrey Fink, and Dr. R. Dana Ono, and the retirements of Chairman Dr. William Higuchi and Mr. Gordhan Patel. Dr. Mahesh Patel, Lipocine President and Chief Executive Officer, has assumed the position of Chairman of the Board and Dr. Higuchi will serve as the Company’s Chief Scientific Advisor.

“We are pleased to welcome Steve, Jeff and Dana to the Lipocine Board,” added Dr. Mahesh Patel, President and CEO of Lipocine. “As the Company advances its late stage pipeline, we believe their combined operations, strategy and finance expertise will be invaluable,” said Dr. Mahesh Patel. “On behalf of Lipocine, I would also like to thank both Dr. Higuchi and Mr. Patel for their tremendous contributions to Lipocine’s growth and success to date.”

Dr. Hill will serve as the lead independent director, chairman of Lipocine’s Compensation Committee of the Board of Directors, and as a member of the Audit Committee. Dr. Hill has significant executive management experience in the therapeutics industry. Dr. Hill currently serves as a director, President and Chief Executive Officer of Targacept Inc. (TRGT). Dr. Hill has over 20 years of industry experience, having served previously as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc., where he led an organization of over 1,200 employees until its acquisition by Abbott Laboratories in 2010, and ArQule, Inc., where he led a successful transition for the company from a fee-for-service discovery chemistry operation to a company with a proprietary clinical-stage pipeline. Prior to ArQule, Dr. Hill held several leadership positions with F. Hoffmann-La Roche Ltd., including global head of clinical development. He is a Fellow of the Royal College of Surgeons of England and holds degrees in medicine and surgery from St. Catherine’s College at Oxford University.

Mr. Fink will serve as chairman of Lipocine’s Audit Committee. Mr. Fink has over 20 years of finance and strategy experience within the life science and healthcare industry. Mr. Fink is currently the managing director of Gambel Oaks Advisors, LLC, a strategic and financial advisory firm dedicated to the life sciences and allied industries. Mr. Fink spent over twenty years in the investment banking industry advising life science clients in the U.S. and Europe on the full range of financing and strategic advisory assignments. He was head of Healthcare Investment Banking for Robert W. Baird & Co. in Chicago until 2007, and prior to that was a partner in the Healthcare Group at Dresdner Kleinwort Wasserstein (the successor firm to Wasserstein Perella) and head of Mergers and Acquisitions for Prudential Vector Healthcare Securities International, Inc., a dedicated biotechnology and life sciences investment bank. Mr. Fink’s advisory clients have included Schering AG, Genentech, Boehringer Ingleheim, F. Hoffman LaRoche, Ltd., the Ares Serrono Group and Celgene Pharmaceuticals. Mr. Fink has been involved in over fifty public and private equity financings, and he has advised on over $3 billion in mergers, acquisitions and strategic alliances. Mr. Fink also serves on the Boards of Navigen, Inc. and Metalosensors. Mr. Fink has an MBA in finance and accounting from the University of Michigan and a BA in economics and business administration from Kalamazoo College.

Dr. Ono will serve as a member of Lipocine’s Compensation Committee and Audit Committee. Dr. Ono brings 30 years of experience managing public and private life science companies. Throughout his career, he has been engaged in strategic planning, product management, technology acquisition, and commercial development for multiple early stage life science companies and has been involved in a number of key advances for the industry. Dr. Ono has founded several biotech companies in the U.S., including IntraImmune Therapies, Inc., a biotechnology company which he sold to Abgenix, Inc. (now Amgen), along with several successful early stage biotech companies in the Boston area. Currently, he is a venture partner at VIMAC Ventures LLC. Dr. Ono received his AB in Earth & Planetary Sciences from The Johns Hopkins University and his AM and PhD in Biology from Harvard University, where he also completed a program in business administration.

About Lipocine

Lipocine Inc. is a specialty pharmaceutical company developing innovative pharmaceutical products for use in men’s and women’s health using its proprietary drug delivery technologies. Lipocine’s lead product candidate, LPCN 1021, is Phase 3 ready and is targeted to treat symptoms of low testosterone for men in need of testosterone replacement therapy. Additional pipeline candidates include LPCN 1111, a next generation oral testosterone therapy product, and LPCN 1107, which has the potential to become the first oral hydroxyprogesterone caproate product indicated for the prevention of preterm birth.

Forward-Looking Statements

This release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include all statements relating to the scientific and regulatory status and potential benefits and prospects of Lipocine’s product candidates including LPCN 1021, LPCN 1111 and LPCN 1107 and all statements relating to our belief regarding the potential contributions of our new directors.  Such forward-looking statements also include statements relating to clinical trials and product development.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation the risks related to the receipt of regulatory approvals, the results of clinical trials, patient acceptance of Lipocine’s products and other risks detailed in Lipocine’s filings with the U.S. Securities and Exchange Commission, including without limitation its Current Report on Form 8-K as amended, dated July 24, 2013, and its reports on Form 10-Q and other reports on Form 8-K.  Lipocine assumes no obligation to update forward-looking statements contained in this release, except as required by law.

CONTACT:

Morgan Brown

Executive Vice President & Chief Financial Officer

Phone: (801) 994-7383

Email: mb@lipocine.com

Stefan Loren, Ph.D./John Woolford

Phone: (443) 213-0500

sloren@westwicke.com/john.woolford@westwicke.com

# # #

Exhibit 99.2

LIPOCINE® INCORPORATED

Corporate Presentation

January 2014

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 Corporate Presentation January 2014 Exhibit 99.2

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 2 This presentation contains and our discussions during this conference may include forward - looking statements about Lipocine Inc. (the “Company”). These forward - looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward - looking statements relate to the Company’s product candidates, clinical and regula tory processes and objectives, potential benefits of the Company’s product candidates, intellectual property and related matters, all of which involve known and unknown risks and uncertainties. Actual results may differ materially from the forward - looking statemen ts discussed in this presentation . Accordingly, the Company cautions investors not to place undue reliance on the forward - looking statements contained in, or made in connection with, this presentation . Several factors may affect the initiation and completion of clinical trials, the potential advantages of the Company’s product candidates and the Company’s capital needs. Among other things, the projected commencement and completion of the Company’s clinical trials may be affected by difficulties or delays. In addition, the Com pan y’s results may be affected by its ability to manage its financial resources, difficulties or delays in developing manufacturing pro cesses for its product candidates, preclinical and toxicology testing and regulatory developments. Delays in clinical programs, whe the r caused by competitive developments, adverse events, patient enrollment rates, regulatory issues or other factors, could adver sel y affect the Company’s financial position and prospects. Prior clinical trial program designs and results are not necessarily pre dictive of future clinical trial designs or results. If the Company’s product candidates do not meet safety or efficacy endpoints in cl inical evaluations, they will not receive regulatory approval and the Company will not be able to market them. The Company may not b e able to enter into any strategic partnership agreements. Operating expense and cash flow projections involve a high degree of uncertainty, including variances in future spending rates due to changes in corporate priorities, the timing and outcomes of cli nical trials, competitive developments and the impact on expenditures and available capital from licensing and strategic collaborat ion opportunities. If the Company is unable to raise additional capital when required or on acceptable terms, it may have to sig nif icantly delay, scale back or discontinue one or more of its drug development or discovery research programs. The Company is at an ea rly stage of development and may not ever have any products that generate significant revenue. The forward - looking statements contained in this presentation are further qualified by the detailed discussion of risks and uncertainties set forth in the d ocu ments filed by the Company with the Securities and Exchange Commission, all of which can be obtained on the Company’s website at www.lipocine.com or on the SEC website at www.sec.gov . The forward - looking statements contained in this document represent the Company’s estimates and assumptions only as of the date of this presentation and the Company undertakes no duty or obligation to update or revise publicly any forward - looking statements contained in this presentation as a result of new information, future events or changes in the Company’s expectations. Forward Looking Statements

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 3 ; Focused on developing innovative orally - available treatment alternatives in the areas of men’s and women’s health • Pipeline of well - known molecules with 505(b)(2) access ; Lead candidate, LPCN 1021, is a Phase 3 ready oral testosterone replacement therapy (TRT) • Addresses a large and growing market opportunity • >$2 billion TRT therapeutic sector ; LPCN 1111 next generation TRT and LPCN 1107 for the prevention of preterm birth provide longer - term upside ; Diverse patent portfolio • U.S.: Six issued and 14 pending applications • Foreign: 31 total issued and pending Investment Highlights

Product Pipeline

Research/Preclinical	Phase 1	Phase 2	Phase 3

Men's Health

LPCN 1021 - Oral Testosterone Replacement Therapy (TRT)

LPCN 1111 - Next Generation Oral TRT

Women's Health

LPCN 1107 - Prevention of Preterm Birth

4

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 4 LPCN 1021 - Oral Testosterone Replacement Therapy (TRT) Product Pipeline Men’s Health LPCN 1111 - Next Generation Oral TRT Women’s Health LPCN 1107 - Prevention of Preterm Birth Research/Preclinical Phase 1 Phase 2 Phase 3

Lip'ral Enables Optimal Dispersion in the Gastrointestinal Tract

Insoluble drug lipidic composition
Optimal dispersed phase in GI tract
Effective transfer across aqueous barrier layer
Improved absorption
Lumen
Aqueous Barrier Layer
Membrane
Systemic Circulation

5

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 5 Lip’ral Enables Optimal Dispersion in the Gastrointestinal Tract Lumen Aqueous Barrier Layer Membrane Systemic Circulation Improved absorption Effective transfer across aqueous barrier layer Optimal dispersed phase in GI tract Insoluble drug lipidic composition 5

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 6 ; >$2B market in 2012 ; Increased low testosterone (T) awareness driven by Abbott, Glaxo and Lilly promotion ; Inadequacy of existing testosterone treatments Testosterone Replacement Therapy Market Marketing challenges: – Black box warning regarding ‘transfer’ issue – Messy application – Poor compliance Marketing challenges: – Painful treatment – Erratic blood levels Marketing challenges: – Adhesion and skin irritation problems Currently Available TRT Alternatives Gels Injectable Forms Patch

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 7 ; Testosterone Undecanoate (TU, a prodrug of testosterone) oral composition designed for convenient BID dosing ; Primarily directed at lymphatic delivery ; Maintains effective testosterone blood levels ; Enhanced profile over other forms of testosterone • Overcomes inadvertent testosterone transfer problem associated with popular topical products • Methyl testosterone is known to have liver safety issues • Native testosterone has short half life ; Protected by diverse domestic and foreign IP portfolio LPCN 1021: Overview

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 8 Successful * Phase 2 Dose Finding Without Titration * See Appendix slides for Details % of subjects meeting criteria PK parameters LPCN 1021 225 mg BID Da y 15 (n=24) FDA criteria for approval of TRT Primary Endpoints C ave 300 - 1140 ng/dL 83% ≥ 75% ; Lower bound 95% CI 69% ≥ 65% ; Secondary endpoints C max ≤ 1500 ng/dL 88% ≥ 85% ; C max 1800 - 2500 ng/dL 0% ≤ 5% ; C max > 2500 ng/dL 0% 0% ;

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 9 ; No significant adverse events ; DHT/T and E2/T ratios observed with LPCN 1021 are in the normal range ; HDL changes with LPCN 1021 in the range of other approved TRT products ; No significant change in LDL levels ; No significant changes in liver enzymes Phase 2 Study Safety Summary * * See Appendix slides for Details

N = 300
PK analysis and dose titration
PK analysis and dose titration
Primary Endpoint
Screening
Randomization
LPCN 1021 225mg, TU, BID w/ meal* (n = 200)
Active Control (n = 100)
Safety Extension
(up to Week 52)
0
Week 4
Week 8
Week 12

* Standard Meal: See Appendix (Food Effect Study Slide)

10

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 10 ; Double - blind, randomized, active - controlled study of LPCN 1021 in men with low testosterone ; Primary endpoint: serum testosterone concentration at Week 13 LPCN 1021: Phase 3 Design (Study of Androgen Replacement – SOAR) * Standard Meal: See Appendix (Food Effect Study Slide) Safety Extension (up to Week 52) Screening N = 300 Primary Endpoint 0 Week 4 Week 8 Week 12 Randomization LPCN 1021 225mg, TU, BID w/ meal * (n = 200) Active Control (n = 100) PK analysis and dose titration PK analysis and dose titration

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 11 Competitive Environment for Oral Testosterone * See Appendix (Adult male BMI Distribution) CLR 610: Clarus Therapeutics Current Status • Phase 3 complete LPCN 1021 Advantages • Simpler dosing regimen • Lower daily dose / less GI exposure Androxal®: Repros Therapeutics Different molecule class: not classified as TRT, chronic performance not established Current Status • Data reported from 2 Phase 3 studies (data adequacy meeting requested by FDA) • FDA requested additional safety data LPCN 1021 Advantages • For both primary and secondary hypogonadism • Broader age and BMI inclusion* • Targeted for established TRT market • Extensive human exposure data available with testosterone undecanoate

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 12 ; Novel prodrug of testosterone for oral delivery through proprietary Lip’ral technology ; Designed to provide balance between adequate bioavailability and sustained daily testosterone levels • Potential once - daily dosing • Higher therapeutic levels (Cavg) ; Status • Phase 1 complete • Phase 2a study planned in hypogonadal men – Targeted dosing 1H 2014 LPCN 1111: Next Generation Oral Testosterone

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 13 ; Preterm birth (PTB) is defined as delivery less than 37 weeks of gestation ; 9.6% of all births (12.9 million) worldwide 1 ; 11.7% of all US pregnancies 2 result in PTB ; ≥$26 billion impact to the United States economy 3 • >$50K per preterm i nfant • Related time and costs in intensive care is a major issue ; PTB remains the leading cause of perinatal mortality and morbidity, accounting for as many as 75% of perinatal deaths 4 Preterm Birth Represents a Significant Unmet Medical Need 1 World Health Organization, Volume 88, Number 1, January 2011, 1 - 80 2 CDC (2010) 3 Institute of Medicine of the National Academies. July 2006 4 The Journal of Maternal - Fetal and Neonatal Medicine, December 2006; 19(12): 773 – 782

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 14 ; Potential to be the first oral hydroxyprogesterone caproate (HPC) • API is an approved injectable drug for recurrent preterm birth • Elimination of injection site reaction and pain at the site of injection • Elimination of regular doctor office visits or visits from the nurse (weekly visits for 16 – 20 weeks) • May be eligible for orphan drug designation ; Next steps: Phase 1 pharmacokinetic study in women • Targeted dosing 1Q 2014 LPCN 1107 : Oral Hydroxyprogesterone Caproate for P reterm B irth

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 15 ; First patient dosing in pivotal Phase 3 study – 1Q 2014 ; Top - line Phase 3 efficacy results for – 2H 2014 ; Complete Phase 3 data with safety data – 2H 2015 ; File NDA – 2H 2015 Significant Value Driving Milestones for LPCN 1021

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 16 ; Mahesh Patel, Ph.D.: President, CEO & Co - Founder • Director, Specialty products, Pharmacia and Upjohn ; Morgan Brown, CPA: Executive Vice President & CFO • CFO, Innovus Pharmaceuticals, World Heart Corporation, Lifetree Clinical Research; Vice President Finance & Treasurer, NPS Pharmaceuticals ; Srinivasan Venkateshwaran, Ph.D.: CTO & VP R&D • Executive Director, TheraTech ; Jerry Simmons: Corporate Business Development Officer • CEO, Cellegy; various corporate business positions, Ciba Geigy; and various corporate marketing positions, Schering Plough ; William Higuchi, Ph.D.: Chief Scientific Advisor • Chairman & Co - founder, TheraTech Experienced Management Team

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 17 ; Focused on developing innovative orally - available treatment alternatives in the areas of men’s and women’s health • Pipeline of well - known molecules with 505(b)(2) access ; Lead candidate, LPCN 1021, is a Phase 3 ready oral testosterone replacement therapy (TRT) • Addresses a large and growing market opportunity • >$2 billion TRT therapeutic sector ; LPCN 1111 next generation TRT and LPCN 1107 for the prevention of preterm birth provide longer - term upside ; Diverse patent portfolio • U.S.: Six issued and 14 pending applications • Foreign: 31 total issued and pending Investment Highlights

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 Appendix

Food Effect Study

C_{max} (ng/dL)
Testosterone Cmax (ng/dL)
900
800
700
600
500
400
300
200
100
0
0
2
10
30
50
% of Fat in the Meal

AUC_{0-t} (ng*h/dL)
Testosterone AUC0-t (ng*h/dL)
7000
6000
5000
4000
3000
2000
1000
0
0
2
10
30
50
% of Fat in the Meal

19

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 19 ; Single dose, open label, five treatment (diet) period cross over study in ten subjects* • 75 mg testosterone undecanoate capsule • Five conditions : fasting and four meals with 800 - 1000 calories • All meals had 15 – 20% protein, different % fat and rest carbohydrates # § Food Effect Study * Post menopausal women # % of protein, fat or carbohydrates in meal refer to % of calories contributed by each to a total of 800 – 1000 calories § Standard meal contains about 20 - 35 % fat

Examples of Items Providing Required Fat Calories Per Meal

Target = 18-33g fat per meal
(160 – 300 calories)
Sausage biscuit sandwich
27g
French fries, medium
19g
Bacon, egg, and cheese biscuit sandwich
26g
Trail mix, ½ cup
22g
Pancakes (various)
22g
Cinnamon roll
20g
Muffin (4 oz) commercially prepared
22g
French toast, 2 slices w/ butter
19g
Whole milk, 8 fl. oz.
8g

20

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 20 8g 19g 22g 20g 22g 22g 26g 19g 27g Whole milk, 8 fl. oz. French toast, 2 slices w/ butter Muffin (4 oz) commercially prepared Cinnamon roll Pancakes (various) Trail mix, ½ cup Bacon, egg, and cheese biscuit sandwich French fries, medium Sausage biscuit sandwich Examples of Items Providing Required Fat Calories Per Meal Target = 18 - 33g fat per meal (160 – 300 calories)

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 21 Distribution of BMI Among US Adult Males Source: JAMA, February 1, 2012; Vol 307, No. 5, pp491 - 497; Prevalence of Obesity and Trends in the Distribution of Body Mass Ind ex Among US Adults, 1999 - 2010 Weight classification BMI Value (kg/m 2 ) % Males Normal/Under weight < 25 26 % Overweight ≥ 25.0 to < 30 39 % Obese (Grade 1) ≥ 30 to < 35 23 % Obese (Grade 2) ≥ 35 to < 40 8 % Obese (Grade 3) ≥ 40 4%

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 22 ; Annually 180,000 1 Pregnancies are Eligible (Prior PTB History) for HPC Treatment ; Based on Efficacy Results 2 at Least 35,000 Eligible Patients are Expected to Benefit from HPC Use ; As a Result, HPC Treatment is Expected to be $1.8 Billion in Annual Savings 3 (not accounting for inflation since 2006) LPCN 1107: $2.2 Billion Annual Savings Impact Of Preventing Recurrent PTB 1. Imperial capital estimate based on CDC data @ 100% market penetration 2. Meis trial (~19.5% is expected to benefit from active compared to placebo) 3. Cost of $51,600 per preterm infant for maternal and infant care medical services – 2006

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 23 Group Dose (mg) Study Duration Number of Subjects Completed Sampling Time LPCN 1021 Placebo 1 75 15 Days 16 3 Full PK profile : Day ‘ - 1’, 1, 8 and 15 Pre - dose C min sample: Day 6, 7, 13 and 14 2 150 15 4 3 225 15 4 5 225 29 Days 9 3 Full PK profile : Day ‘ - 1’, 1, 15 and 29 AM PK profile : Day 8 and 22 Pre - dose C min sample : Day 6, 7, 13 and 14 9 3 4 300 ; All study doses administered approximately 30 minutes after breakfast and dinner LPCN 1021: Phase 2 Design 2 3

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 24 PK Parameters Criteria / Target 75mg 150mg 225mg* 300mg N UMBER OF SUBJECTS 16 15 24 9 P RIMARY E ND P OINTS % of Subjects meeting the criteria on Day 15 C ave, 0 - 24h 300 - 1140 ng/dL ≥ 75% 44 47 83 100 Lower Bound 95% CI ≥ 65% 27 35 69 79 S ECONDARY E ND P OINTS % of Subjects meeting the criteria on Day 15 C max ≤ 1500 ng/dL ≥ 85% 100 100 88 44 C max 1800 - 2500 ng/dL ≤ 5% 0 0 0 11 C max > 2500 ng/dL 0 0 0 0 33 *Group III and V combined LPCN 1021: Phase II Testosterone Results 2 4

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 25 0 300 600 900 1200 1500 1800 2100 2400 2700 3000 3300 3600 0 100 200 300 400 500 600 700 800 900 1000 1100 1200 Secondary End Point [C max (ng/dL )] Primary End Point [C ave0 - 24 (ng/dL )] Group I 75 mg (N=16) Group II 150 mg (N=15) Group III & V 225 mg (N=24) Group IV 300 mg (N=9) FDA Secondary End Points ; 85% ; 5% 0 % LPCN 1021:Correlation between Primary and Secondary End Points

29 60 97 206 17 65 9 34 63 35 52 73 108 139 176 93 126 176 155 48 75 134 6 38 148 76 35 202 128 86 127 127 127 217 217 217 26 LPCN 1021: Phase II Adverse Event Profile System organ class preferred term Groups 1 - 3 Groups 4 & 5 Placebo Group 1, 75 mg Group 2, 150 mg Group 3, 225 mg Placebo Group 5, 225 mg Group 4, 300 mg N 12 16 16 16 6 9 9 Any event, n (%) 7 (58.3) 3 (18.8) 9 (56.3) 2 (12.5) 2 (33.3) 2 (22.2) 3 (33.3) Gastrointestinal disorders Constipation 2 (16.7) 0 1 (6.3) 0 2 (33.3) 1 (11.1) 1 (11.1) Nausea 2 (16.7) 0 0 0 0 0 0 Vomiting 2 (16.7) 1 (6.3) 0 0 0 0 0 Nervous system disorders Headache 2 (16.7) 0 1 (6.3) 0 0 0 0 Skin & subcutaneous tissue disorders Dry Skin 2 (16.7) 0 6 (37.5) 1 (6.3) 0 0 0 Intertrigo 0 0 0 0 0 1 (11.1) 1 (11.1)